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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GART SPORTS COMPANY*
(Exact Name of Registrant as Specified in Its Charter)

*NAME TO BE CHANGED TO THE SPORTS AUTHORITY, INC.

Delaware (State of Incorporation or Organization)	84-1242802 (I.R.S. Employer Identification Number)
1050 W. HAMPDEN AVENUE ENGLEWOOD, COLORADO (Address of Principal Executive Offices)	80110 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

        Securities Act registration statement file number to which this form relates: Not Applicable

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

        Gart Sports Company ("Gart") and Gold Acquisition Corp., a wholly-owned subsidiary of Gart ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of February 19, 2003 (the "Merger Agreement"), with The Sports Authority, Inc. ("TSA"), pursuant to which Merger Sub will merge with and into TSA, with TSA surviving as a wholly-owned subsidiary of Gart (the "Merger"). Pursuant to the Merger Agreement, upon the consummation of the Merger, Gart's common stock will be delisted from the Nasdaq National Market and listed on the New York Stock Exchange. Accordingly, Gart is filing this registration statement on Form 8-A to register its common stock pursuant to Section 12(b) of the Securities Exchange Act of 1934. Pursuant to the Merger Agreement, upon consummation of the Merger, TSA's name will be changed to TSA Stores, Inc. and Gart's name will be changed to The Sports Authority, Inc.

Item 1.    Description of Registrant's Securities to be Registered

        The information required by this Item 1 is set forth under the caption "Description of Gart Capital Stock" contained in Gart's Registration Statement on Form S-4, as amended (File No. 333-104321), which description is incorporated herein by reference.

Item 2.    Exhibits

        The securities to be registered are to be listed on the New York Stock Exchange (the "NYSE"), on which no other securities of Gart are listed. Accordingly, the following exhibits are also being filed with the NYSE:

  1.
  Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).

  2.
  Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, as amended (File No. 333-104321), initially filed with the Commission on April 4, 2003).

  3.
  Registrant's Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-42355) filed with the Commission on December 16, 1997).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GART SPORTS COMPANY
Date: July 22, 2003	By:	/s/ NESA E. HASSANEIN
	Name:	Nesa E. Hassanein
	Title:	Senior Vice President and General Counsel

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE